Exhibit 31.1
SECTION 302 CERTIFICATION
I, Terry Jimenez, Chief Executive Officer, President and Director of Tribune Publishing Company, certify that:
1.I have reviewed this annual report on Form 10-K of Tribune Publishing Company; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:    /s/ Terry Jimenez___________________________________________
Terry Jimenez
Chief Executive Officer, President and Director
Date:     April 26, 2021